Exhibit 99.1

Jeffrey A. Herbers

6120 S. Yale Ave, Suite 805

Tulsa, OK  74136

H. Michael Krimbill

Chief Executive Officer

NGL Energy Holdings LLC, general partner of NGL Energy Partners LP

6120 S. Yale Ave, Suite 805

Tulsa, OK  74136

November 10, 2015

Dear Mike,

I wish to resign my position as Chief Accounting Officer of NGL Energy Holdings, LLC, the general partner of NGL Energy Partners LP, effective November 30, 2015.

I have thoroughly enjoyed my time at NGL, and I thank you for the opportunity to be a part of the team. NGL has accomplished many things over the past four years, and it has been an honor to participate in those accomplishments.

As much as I have enjoyed my tenure at NGL, I believe it is time to begin a new phase of my career, and I plan to start an accounting advisory practice. If it would be helpful, I would be happy to assist in an advisory capacity until NGL has appointed a new Chief Accounting Officer.

Best Regards,

/s/ Jeffrey A. Herbers
Jeffrey A. Herbers

cc:           James C. Kneale

Chairman, Audit Committee of the Board of Directors

NGL Energy Holdings LLC